Exhibit 10.2

RBNC THerapeutics, Inc.

MILESTONE CARVEOUT Plan

1.
Purpose. RBNC Therapeutics, Inc., a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger dated as of June 1, 2020 with BlackThorn Therapeutics, Inc. (“BlackThorn”) and Fortis Advisors LLC (the “Stockholders’ Representative”, such agreement the “Merger Agreement” and such transaction thereunder the “Merger”). The purpose of this RBNC Therapeutics, Inc. Milestone Carveout Plan, as may be amended from time to time (the “Plan”), is to reinforce and encourage the continued attention and dedication of key employees and consultants of the Company who provided services to BlackThorn prior to the Merger by providing such employees and consultants an opportunity to receive a portion of the Milestone Payments (as defined below).
2.
Definitions. The following terms as used herein shall have the meanings set forth in this Section 2.
2.1
“Administrator” means the Board of Directors of the Company. The Administrator may delegate any or all of its duties under the Plan to one or more members of the Administrator who are not Participants in the Plan or, solely with respect to ministerial duties, to one or more officers of the Company and such member(s) or officer(s) shall have all of the authority of the Administrator with respect to such delegated duties.
2.2
“Carveout Plan Milestone Payment” with respect to any Milestone Payment shall be equal to the product obtained by multiplying (a) such Milestone Payment (before reduction attributable to the Plan) by (b) the quotient (expressed as a percentage) obtained by dividing (i) the number of Units outstanding as of such Milestone Trigger Event (whether vested or unvested) by (ii) the number of Fully-Diluted Common Shares.
2.3
“Closing” shall have the meaning ascribed to such term in the Merger Agreement.
2.4
“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5
“Fully-Diluted Common Shares” shall have the meaning ascribed to such term in the Merger Agreement.
2.6
“Milestone Payment” shall have the meaning ascribed to such term in the Merger Agreement.
2.7
“Milestone Trigger Event” shall have the meaning ascribed to such term in the Merger Agreement.
2.8
“Participants” shall mean those individuals set forth on Exhibit A hereto, as may be amended by the Stockholders’ Representative prior to Closing.
2.9
“Per Unit Payment” shall mean, upon a Milestone Trigger Event, the payment per Unit equal to the Carveout Plan Milestone Payment for such Milestone Trigger Event divided by the aggregate number of Units outstanding as of the date of the applicable Milestone Trigger Event.
2.10
“Time-Vesting Schedule” means the vesting schedule applicable to a Participant’s Units set forth on Exhibit A.
2.11
“Unit” shall mean a unit that, upon vesting, represents the right to receive a portion of the Carveout Plan Milestone Payment in connection with each Milestone Trigger Event.
2.12
“Vesting Date” with respect to a Unit in connection with a Carveout Plan Milestone Payment shall mean the later of (i) the achievement of the Milestone Trigger Event applicable to such Carveout Plan Milestone Payment and (ii) the vesting of the applicable Unit pursuant to the Time-Vesting Schedule.
3.
Administration.
3.1
Administrator. The Plan shall be administered by the Administrator.
3.2
Authority of the Administrator. Subject to the provisions of the Plan, the Administrator shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. The Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for Plan administration, in each case, consistent with the terms of the Plan. All decisions, interpretations and other actions of the Administrator shall be final, conclusive and binding on all parties who have an interest in the Plan. In so administering the Plan, the Administrator shall consider in good faith the recommendations of the Stockholders’ Representative. Subject to the prior consent of the Stockholders’ Representative, the Administrator may amend the Plan in its discretion, provided that, after the Closing, it may not increase the number of Units under the Plan, reduce any Participant’s Units or otherwise materially and adversely affect any Participant without also obtaining such Participant’s consent. In addition, (i) the vesting of any Participant’s Units may not be accelerated without the prior consent of the Stockholders’ Representative and (ii) any payment, either in stock or cash, made by the Company with respect to any Unit shall be authorized by the Stockholders’ Representative prior to such payment being made.
3.3
Administrator Liability. No member of the Administrator will be liable for any action or determination made by the Administrator with respect to the Plan or any payment made under the Plan. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any amounts paid hereunder.
4.
Allocation of Units. The allocation of the Units to be awarded to Participants hereunder shall be as set forth on Exhibit A. The Stockholders’ Representative may amend Exhibit A prior to the Closing to remove a Participant and to add new Participant(s), or increase existing, Units. The Administrator shall notify each Participant of his or her Unit allocation as soon as administratively practicable after the Effective Date (as defined in Section 17 below). Any Units which are forfeited by a Participant pursuant to Section 5 shall be reallocated to the Company Stockholders (as defined in the Merger Agreement) in accordance with his, her or its Indemnity

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Pro Rata Share (as defined in the Merger Agreement) and paid as soon as practicable following such forfeiture (but no less frequently than quarterly).
5.
Vesting; Forfeiture. Each Unit shall vest in respect of a Milestone Trigger Event on the Vesting Date(s) applicable to such Milestone Trigger Event. If a Participant’s employment or other service relationship with the Company or its affiliates (including, without limitation, BlackThorn) terminates, such Participant shall forfeit any Units that have not satisfied the Time-Vesting Schedule as of such termination date and the right to receive any payment with respect to such forfeited Units. The Administrator shall provide quarterly updates to the Stockholders’ Representative with respect to the forfeiture of any Units. For the avoidance of doubt, if a Participant’s employment or other service relationship with the Company or its affiliates terminates following satisfaction of the Time-Vesting Schedule in respect of any Units but prior to the achievement of a Milestone Trigger Event, then such Units shall remain outstanding and shall be eligible to vest upon achievement of such Milestone Trigger Event.
6.
Payment in respect of Units. Upon the occurrence of a Milestone Trigger Event, each Participant shall be entitled to receive a payment equal to the product of the number of vested Units held by such Participant times the Per Unit Payment with respect to such Milestone Trigger Event. Thereafter, on each Vesting Date, such Participant shall be entitled to receive a payment equal to the product of the number of Units vesting on such Vesting Date times the Per Unit Payment in respect of such Milestone Trigger Event. Each Participant who becomes entitled to payment hereunder shall be paid such payment as soon as practicable following the applicable Vesting Date, but no later than March 15 of the year following the year in which the applicable Vesting Date occurs.
7.
Form of Payment. Payment hereunder shall be made at the same time and in the same form of consideration as is received by Milestone Payment Recipients (as defined in the Merger Agreement); provided that (i) any payment in the form of shares shall comply with applicable securities laws (and, if the Company reasonably determines that such issuance cannot be made in compliance with applicable securities laws, such Participant shall be paid in cash), (ii) the Administrator, in consultation with the Stockholders’ Representative, may determine to pay a portion of such payment in cash or publicly-traded securities sufficient for the Participant to satisfy any applicable taxes, and (iii) in no event will such payment be made later than March 15 of the year following the year in which the right to payment accrued. The value of any such payment shall be determined at the time of and using the same methodology as determining the amount of the payment of the Milestone Payment to the Milestone Payment Recipients.
8.
Assumption of Plan. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, whether pursuant to the Merger or otherwise, to expressly assume and agree to perform the obligations under this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.
9.
Withholding Taxes. All amounts payable hereunder shall be subject to applicable state, federal and local income, employment and excise tax withholding.

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10.
Assignment or Transfer of Awards. The Company may assign this Plan and its rights and obligations hereunder in whole, but not in part, only to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets if, in any such case, said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto; the Company may not otherwise assign this Plan or any of its rights and obligations hereunder. Subject to the foregoing, the terms and provisions of this Plan shall be binding upon any successor to the Company, and such successor shall accordingly be liable for the payment of all benefits which become due and payable under the Plan with respect to the Participants. No Participant’s rights hereunder shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Administrator.
11.
No Employment Rights. No provision of the Plan shall be construed to give any person any right to become, to be treated as, or to remain an employee or other service provider of the Company or any of its affiliates. The Company or its affiliate, as applicable, reserves the right to terminate any Participant’s employment or other service at any time and for any reason or for no reason, with or without cause and with or without advance notice.
12.
No Equity Interest. Neither the Plan nor any allocation of Units hereunder creates or conveys any equity or ownership interest in the Company nor any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the stockholders of the Company.
13.
Payments Not Deemed to be Salary; No ERISA Plan. No payment payable under the Plan shall be deemed salary or other compensation to any Participant for purposes of computing benefits to which a Participant may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company or any of its subsidiaries for the benefit of employees or independent contractors except as may otherwise be specifically provided for by such plan or other arrangement. This Plan is intended to constitute an “unfunded” plan for incentive compensation, and is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be considered to create a trust or fund, or any obligation to fund or otherwise secure the payment of any amounts due under the Plan, or any kind or fiduciary relationship between the Company and any Participant or any of its other employees or a security interest of any kind in any property of the Company in favor of any Participant or any other person.
14.
No Further Limitations. The approval of this Plan by the Company’s Board of Directors and the stockholders shall not be construed as creating any limitations on the power of the Company’s Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of cash incentives, stock options and restricted stock under existing or other plans or other arrangements.
15.
Parachute Payments. Notwithstanding anything herein to the contrary, if any payment or benefit a Participant would receive from the Company pursuant to this Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of

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Section 280G of the Code, and (b) but for this Section 15, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax. If a reduction in the Payment is to be made, (x) the Payment will be paid only to the extent permitted under the immediately preceding sentence, and the Participant will have no rights to any additional payments and/or benefits constituting the Payment, and (y) reduction in payments and/or benefits will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to the Participant. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s equity awards. In no event will the Company or any stockholder be liable to any Participant for any amounts not paid as a result of the operation of this Section 15. The accounting firm engaged by the Company for general tax purposes as of the day prior to the Closing will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the acquiring company or otherwise refuses to make such calculations, the Company will appoint a nationally recognized tax firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Company and the Participants within fifteen (15) days before the Closing (if requested at that time by the Company or the Participant) or such other reasonable time as requested by the Company or a Participant. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it will furnish the Company with documentation reasonably acceptable to the Company that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Company and the Participants.
16.
Section 409A. For the avoidance of doubt, it is intended that the benefits payable under this Plan satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code provided under Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, the Company does not guarantee any particular tax effect for income provided to the Participants pursuant to this Plan. Except for the responsibility of the Company or its successor to withhold applicable income and employment taxes from compensation paid or provided to a Participant, neither the Company nor any successor shall be liable for the payment of any applicable taxes, penalties, interest, costs, fees, including attorneys’ fees, or other liability incurred by a Participant in connection with compensation paid or provided to the Participant pursuant to this Plan.
17.
Duration and Amendments.
17.1
Term of the Plan. This Plan shall be effective as of the date it is approved by the Company’s Board of Directors (the “Effective Date”) and shall terminate upon the payment of all amounts payable hereunder.
17.2
Right to Amend the Plan. Except as provided herein, the Plan may be amended at any time or from time to time by the Administrator.

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18.
Execution. To record the adoption of the Plan, the Company has caused its authorized officer to execute the same.
19.
Choice of Law. All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of California without regard to its conflict of laws provision.
20.
Funding. No provision of the Plan shall require the Company, for purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or its successor.
21.
Dispute Resolution. Any controversy, claim or dispute arising out of or relating to this Plan (other than any controversy, claim or dispute arising out of the interpretation and construction of this Plan, which shall be in the sole authority and discretion of the Administrator as contemplated by Section 3) shall be settled by arbitration administered by the American Arbitration Association in accordance with the Employment Arbitration Rules, a copy of which can be found at https://www.adr.org/sites/default/files/EmploymentRules_Web_2.pdf as of the Effective Date. The arbitration proceedings shall be conducted before one neutral arbitrator unless one party requests a panel of three neutral arbitrators. If one party makes a request for a panel of three neutral arbitrators, the arbitration proceedings shall be conducted before three neutral arbitrators, and the party or parties requesting a panel of three neutral arbitrators must bear any additional costs of the arbitration incurred because of the two additional arbitrators. The place of the arbitration shall be San Francisco County, California. The arbitrators will have no authority to award punitive damages but will have the authority to make awards incorporating relief of an equitable nature. The arbitrator(s) shall apply the laws of the State of California except where such law is contrary to the provisions of this Section 21.
22.
Third Party Beneficiaries. The Stockholder Representative is hereby named and recognized as an intended third party beneficiary to the Plan and may enforce the provisions hereof.

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EXHIBIT A

Participants, Allocation of Units and Vesting Schedule

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